Exhibit 99.1

                                                    Citizens Communications
                                                    3 High Ridge Park
                                                    Stamford, CT 06905
                                                    203.614.5600
                                                    Web site: www.czn.net

FOR IMMEDIATE RELEASE


Contact:
David Whitehouse
203.614.5708



     Citizens Communications Completes Acquisition of Global Valley Networks

STAMFORD, Conn., November 1, 2007 - Citizens Communications Company (NYSE: CZN) today announced that it has completed the acquisition of Global Valley Networks Inc. ("GVN") and GVN Services ("GVS") through the purchase from Country Road Communications LLC of 100% of the outstanding common stock of Evans Telephone Holdings, Inc., the parent of GVN and GVS. The acquired markets are located in California and will be combined with the Citizens Communications West Region operations. The brand name that Citizens uses in all of its markets, Frontier Communications Solutions, will be leveraged in these newly acquired markets.

The transaction was announced July 5, 2007. The purchase price of $62 million in cash, subject to adjustment, was financed with cash on hand.

"We are excited  about this  acquisition;  it is accretive to our free cash flow
and  offers   opportunities  for  revenue  growth  and  synergies"  said  Maggie
Wilderotter, Chairman and CEO of Citizens Communications.

About Citizens Communications Company

Citizens Communications Company (NYSE: CZN) operates under the brand name of Frontier Communications Solutions and offers telephone, television and Internet services in 24 states. More information is available at www.czn.com, www.frontieronline.com and www.frontier.myway.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. The foregoing information should be read in conjunction with Citizens' filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. Citizens does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                                      ####